UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 14, 2010

Date of report (Date of earliest event reported)
SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
(952) 829-2700

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) On December 14, 2010, SurModics, Inc. (the “Company” or “SurModics”) announced that its Board of Directors (the “Board”) had appointed Gary R. Maharaj to serve as the Company’s President and Chief Executive Officer, and a member of its Board, effective on December 27, 2010. Upon the effectiveness of Mr. Maharaj’s appointment, Philip D. Ankeny will cease to serve as the Company’s interim Chief Executive Officer, but will continue to serve the Company as its Senior Vice President and Chief Financial Officer.
     Prior to joining SurModics, Mr. Maharaj, age 47, served as President and Chief Executive Officer of Arizant Inc., a provider of patient temperature management systems in hospital operating rooms, from 2006 to 2010. Previously, Mr. Maharaj served in several senior level management positions for Augustine Medical, Inc. (predecessor to Arizant Inc.) from 1996 to 2006, including Vice President of Marketing, and Vice President of Research and Development. During his 23 years in the medical device industry, Mr. Maharaj has also served as vice president of Philip Adam and Associates, a product development management consulting firm, and in various management and research positions for the orthopedic implant and rehabilitation divisions of Smith & Nephew, PLC. Mr. Maharaj holds an M.B.A. from the University of Minnesota’s Carlson School of Management, an M.S. in biomedical engineering from the University of Texas at Arlington and the University of Texas Southwestern Medical Center at Dallas, and a B.Sc. in Physics from the University of the West Indies. Mr. Maharaj holds over 20 patents, all in the medical device field.
     In connection with his hiring, Mr. Maharaj entered into an Offer Letter, a Severance Agreement, and a Non-Competition, Invention, Non-Disclosure Agreement. Pursuant to the Offer Letter, Mr. Maharaj’s annual salary will be $425,000, and he will be eligible for an annual target incentive award equal to 50% of his base salary (pro-rated for fiscal 2011). Mr. Maharaj’s incentive award, if any, will be based on achievement of the Company’s fiscal 2011 corporate and business objectives as approved by the Board’s Organization and Compensation Committee. The Company also agreed to pay up to $10,000 in legal fees incurred by Mr. Maharaj in connection with negotiating his employment offer, and to provide him with a payment of $250,000 in the event the Company rescinds his offer of employment prior to his start date.
     Additionally, pursuant to the Offer Letter, Mr. Maharaj will be granted the following three stock awards (the “Awards”) on December 27, 2010 (the “Grant Date”): (1) a restricted stock award having a value equal to $250,000, which will vest in two equal annual increments on the Grant Date and the first anniversary of the Grant Date; (2) a 7-year non-qualified option to purchase shares of the Company’s common stock having a value of $325,000, which will vest in four equal annual increments of twenty-five percent beginning on the first anniversary of the Grant Date; (3) a performance share award under the Company’s fiscal 2011 officer performance share plan, the target number of shares provided in such award having a value equal to $325,000. Vesting of the performance shares will be determined based on the achievement of corporate objectives, as approved by the Board’s Organization and Compensation Committee, over a three-year period consisting of the Company’s fiscal years 2011 through 2013. Each of the foregoing stock awards will be non-cancelable (except upon payment), and will otherwise be granted in accordance with the SurModics 2009 Equity Incentive Plan and the terms of the Severance Agreement.

     Pursuant to the Severance Agreement, Mr. Maharaj will be eligible for certain severance benefits in the event that his employment is terminated by the Company without cause, or by him for good reason. In particular, in the event his employment is terminated without cause, Mr. Maharaj will receive (1) a severance payment equal to twelve months of his then-current annual base salary, and (2) continuation coverage of life, health or dental benefits for up to 18 months. Further, in the event that Mr. Maharaj’s employment is terminated by the Company without cause and he is unable to secure subsequent employment primarily because of his obligations under the Non-Competition, Invention, Non-Disclosure Agreement, the Company will extend his base salary severance payments so long as he is able to demonstrate that he is diligently seeking alternate employment. Additionally, any remaining forfeiture provisions on the initial restricted stock award provided to him in connection with his hiring will immediately lapse.
     Additionally, pursuant to the Severance Agreement, Mr. Maharaj will be provided with severance benefits in the event his employment with the Company is terminated following a change in control of the Company. If, within twelve months following the occurrence of a change of control, Mr. Maharaj’s employment with the Company is terminated either by the Company without cause, or by him for good reason, then Mr. Maharaj will receive: (1) a severance payment equal to two and one-half times the average cash compensation paid to him during the three most recent taxable years, and (2) continuation coverage of life, health or dental benefits for up to 18 months. In addition, any unvested portions of Mr. Maharaj’s outstanding options will immediately vest and become exercisable, any remaining forfeiture provisions on his outstanding restricted stock awards will immediately lapse, and the target number of shares subject to his outstanding performance awards will immediately vest and become payable. If the severance benefits payable to Mr. Maharaj would constitute an excess parachute payment under Section 280G of the Internal Revenue Code, the company will not provide tax gross-up payments to Mr. Maharaj unless such benefits arise out of a change of control that occurs on or before the first anniversary of the Agreement, in which case, Mr. Maharaj will receive a tax gross-up payment sufficient to pay the initial excise tax applicable to such excess parachute payment.
     The Non-Competition, Invention, Non-Disclosure Agreement provides that Mr. Maharaj will be subject to certain restrictive covenants regarding competition, solicitation, and confidentiality. The non-competition and non-solicitation covenants apply during the term of Mr. Maharaj’s employment with the Company and for the two-year period following termination of employment, and the confidentiality covenants apply during the term of his employment and at all times thereafter.
     A copy of the press release announcing Mr. Maharaj’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release dated December 14, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: December 20, 2010	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description	Manner of Filing
99.1	Press Release	Filed Electronically